SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                     FORM 11-K

                                   ANNUAL REPORT





                          Pursuant to Section 15(d) of the
                          Securities Exchange Act of 1934



                    For the fiscal year ended December 31, 1994



               A.        Full title of the Plan:

                       THE CINCINNATI GAS & ELECTRIC COMPANY
                     DEFERRED COMPENSATION AND INVESTMENT PLAN

               B.        Name of issuer of the securities held pursuant to the
                 Plan and the address of its principal executive office:



                                   CINergy Corp.

                               139 East Fourth Street

                           Cincinnati, Ohio  45202 - 4003

                                     SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Members of the Deferred Compensation and Investment Plan Committee have duly caused this annual report to be signed by the undersigned hereunto duly authorized.



                       THE CINCINNATI GAS & ELECTRIC COMPANY
                     DEFERRED COMPENSATION AND INVESTMENT PLAN
                                   (Name of Plan)


            By                /s/GEORGE H. STINSON
                            George H. Stinson, Chairman
                Deferred Compensation and Investment Plan Committee




June 16, 1994

     THE CINCINNATI GAS & ELECTRIC COMPANY
    DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
             DECEMBER 31, 1994


                                                                                        Participant Directed

                                                                          CINergy      Fidelity      Fidelity      Fidelity
                                                                          Common       Magellan    Equity-Income Intermediate
                                                            Total       Stock Fund       Fund*         Fund        Bond Fund
INVESTMENTS, at market

     Common Stock of CINergy Corp. -
          (Notes 3 and 8)
          shares: 3,493,066                               $82,087,051   $54,846,378  $     -       $     -       $     -

     Fidelity Magellan Fund* -
          shares:98,298                                     6,566,321        -          6,566,321        -             -

     Fidelity Equity-Income Fund -
          shares: 542,150                                  16,644,016        -             -         16,644,016        -

     Fidelity Intermediate Bond Fund -
          shares: 301,353                                   2,962,298        -             -             -          2,962,298

     PNC Money Market Fund -                                1,820,544        -             -             -             -
                                                          110,080,230    54,846,378     6,566,321    16,644,016     2,962,298


OTHER ASSETS

     Cash                                                     190,366       127,545        -             -             -
     Contribution Receivable                                  277,077       115,404        47,204        41,637         9,454
     Accrued Income                                               863           578        -             -             -
     Loans Receivable from Participants                     2,865,296        -             -             -             -

PARTICIPANTS' EQUITY                                     $113,413,832   $55,089,905    $6,613,525   $16,685,653    $2,971,752

The accompanying notes are an integral part of this statement.

*     Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock.  As of March 31, 1995, the Fund had over
      $39 billion in net assets, consisting of the following classes: common stock and preferred stock, 96.8%;
      convertible preferred stocks and bonds, .2%; corporate bonds, .6%; other securities, 2.4%.

     THE CINCINNATI GAS & ELECTRIC COMPANY
    DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
             DECEMBER 31, 1994
                (continued)

                                                                                    Non-Participant
                                                          Participant Directed          Directed

                                                          PNC Money                     CINergy
                                                           Market         Loan           Common
                                                            Fund          Fund         Stock Fund
INVESTMENTS, at market

     Common Stock of CINergy Corp. -
          (Notes 3 and 8)
          shares: 3,493,066                             $     -       $     -           $27,240,673

     Fidelity Magellan Fund* -
          shares:98,298                                       -             -              -

     Fidelity Equity-Income Fund -
          shares: 542,150                                     -             -              -

     Fidelity Intermediate Bond Fund -
          shares: 301,353                                     -             -              -

     PNC Money Market Fund -                               1,820,544        -              -
                                                           1,820,544        -            27,240,673


OTHER ASSETS

     Cash                                                     -             -                62,821
     Contribution Receivable                                   6,537        -                56,841
     Accrued Income                                           -             -                   285
     Loans Receivable from Participants                       -          2,865,296         -

PARTICIPANTS' EQUITY                                      $1,827,081    $2,865,296      $27,360,620

The accompanying notes are an integral part of this statement.

*     Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock.  As of March 31, 1995, the Fund had over
      $39 billion in net assets, consisting of the following classes: common stock and preferred stock, 96.8%;
      convertible preferred stocks and bonds, .2%; corporate bonds, .6%; other securities, 2.4%.

     THE CINCINNATI GAS & ELECTRIC COMPANY
    DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
             DECEMBER 31, 1993



                                                                         Participant Directed

                                                                            Company        Fidelity        Fidelity
                                                                             Stock         Magellan      Equity-Income
                                                            Total            Fund            Fund*           Fund
INVESTMENTS, at market

     Common Stock of The Cincinnati
          Gas & Electric Company -
          (Notes 3 and 8)
          shares: 3,483,838                               $95,805,545     $63,700,395    $     -         $     -

     Fidelity Magellan Fund* -
          shares:66,091                                     4,682,567          -            4,682,567          -

     Fidelity Equity-Income Fund -
          shares: 536,379                                  18,151,070          -               -           18,151,070

     Fidelity Intermediate Bond Fund -
          shares: 306,778                                   3,307,068          -               -               -

     PNC Money Market Fund -                                2,495,540         242,869          72,574         100,660
                                                          124,441,790      63,943,264       4,755,141      18,251,730


OTHER ASSETS

     Cash                                                      56,712          41,928           5,563           6,927
     Contribution Receivable                                  263,354         108,414          30,141          43,443
     Accrued Income                                             4,575          -               -               -
     Loans Receivable from Participants                     2,254,022          -               -               -

PARTICIPANTS' EQUITY                                     $127,020,453     $64,093,606      $4,790,845     $18,302,100

The accompanying notes are an integral part of this statement.

*     Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock.  As of March 31, 1994, the Fund had over
      $33 billion in net assets, consisting of the following classes: common stock, 89.1%;preferred stock, 0.5%;
      corporate bonds, 2.1%; U.S. Government obligations, 5.2%; other securities, 0.7%;
      repurchase agreements, 2.4%.

     THE CINCINNATI GAS & ELECTRIC COMPANY
    DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF FINANCIAL CONDITION WITH FUND INFORMATION
             DECEMBER 31, 1993
                (continued)

                                                                                                        Non-Participant
                                                                    Participant Directed                    Directed

                                                          Fidelity        PNC Money                         Company
                                                        Intermediate       Market           Loan             Stock
                                                          Bond Fund         Fund            Fund              Fund
INVESTMENTS, at market

     Common Stock of The Cincinnati
          Gas & Electric Company -
          (Notes 3 and 8)
          shares: 3,483,838                             $     -         $     -         $     -             $32,105,150

     Fidelity Magellan Fund* -
          shares:66,091                                       -               -               -                -

     Fidelity Equity-Income Fund -
          shares: 536,379                                     -               -               -                -

     Fidelity Intermediate Bond Fund -
          shares: 306,778                                  3,307,068          -               -                -

     PNC Money Market Fund -                                  23,867       1,911,107          -                 144,463
                                                           3,330,935       1,911,107          -              32,249,613


OTHER ASSETS

     Cash                                                      2,294          -               -                -
     Contribution Receivable                                  10,784           6,878          -                  63,694
     Accrued Income                                           -                4,575          -                -
     Loans Receivable from Participants                       -               -            2,254,022           -

PARTICIPANTS' EQUITY                                      $3,344,013      $1,922,560      $2,254,022        $32,313,307

The accompanying notes are an integral part of this statement.

*     Fidelity Magellan Fund is a growth fund seeking long-term capital appreciation by investing primarily in common stock and securities convertible into common stock.  As of March 31, 1994, the Fund had over
      $33 billion in net assets, consisting of the following classes: common stock, 89.1%;preferred stock, 0.5%;
      corporate bonds, 2.1%; U.S. Government obligations, 5.2%; other securities, 0.7%;
      repurchase agreements, 2.4%.

          THE CINCINNATI GAS & ELECTRIC COMPANY
        DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY WITH FUND INFORMATION
           FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                         Participant Directed

                                                                            CINergy        Fidelity        Fidelity
                                                                            Common         Magellan      Equity-Income
                                                            Total         Stock Fund         Fund*           Fund
PARTICIPANTS' EQUITY
     beginning of year                                   $127,020,453     $64,093,606      $4,790,845     $18,302,100

CHANGES DURING PERIOD

     Assets transferred between plans (Note 2)                778,540         584,175           8,888          55,625
     Contributions (Note 5)                                 7,781,527       2,986,412       1,254,029       1,157,720
     Dividend Income                                        6,623,404       3,190,828          10,975         517,750
     Interest Income                                          455,695          69,055          14,024          74,453
     Distributions to Participants (Note 7)               (13,867,619)     (8,191,697)       (402,305)     (1,674,587)
     Net realized and unrealized appreciation/
          (depreciation) in market value of investments   (15,378,168)     (7,716,255)       (136,849)       (417,214)
     Investment Transfers (Note 3)                            -               268,314       1,013,337      (1,011,790)
     Loans granted to Participants, net of repayments         -              (194,533)         60,581        (318,404)
          Net change during period                        (13,606,621)     (9,003,701)      1,822,680      (1,616,447)

PARTICIPANTS' EQUITY
     end of year                                         $113,413,832     $55,089,905      $6,613,525     $16,685,653


UNITS OF PARTICIPATION
     December 31, 1994 (including units to be
          distributed to Participants)
     Number of units
     Number of shares (Notes 3 and 8)                                       2,333,888          98,298         542,150
     Value per unit, at market
     Market price per share
          (New York Stock Exchange - Composite)                                $23.50          $66.80          $30.70


NUMBER OF EMPLOYEES PARTICIPATING
     December 31, 1994                                                          1,513             548             838

The accompanying notes are an integral part of this statement.

          THE CINCINNATI GAS & ELECTRIC COMPANY
        DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY WITH FUND INFORMATION
           FOR THE YEAR ENDED DECEMBER 31, 1994
                       (continued)

                                                                                                        Non-Participant
                                                                    Participant Directed                   Directed

                                                          Fidelity        PNC Money                         CINergy
                                                        Intermediate       Market           Loan             Common
                                                          Bond Fund         Fund            Fund           Stock Fund
PARTICIPANTS' EQUITY
     beginning of year                                    $3,344,013      $1,922,560      $2,254,022        $32,313,307

CHANGES DURING PERIOD

     Assets transferred between plans (Note 2)                13,664          (3,462)         -                 119,650
     Contributions (Note 5)                                  276,985         197,035          -               1,909,346
     Dividend Income                                          74,249          -               -               2,829,602
     Interest Income                                         141,069          95,857          -                  61,237
     Distributions to Participants (Note 7)                 (186,608)       (382,617)         -              (3,029,805)
     Net realized and unrealized appreciation/
          (depreciation) in market value of investments     (265,133)         -               -              (6,842,717)
     Investment Transfers (Note 3)                          (334,255)         64,394          -                -
     Loans granted to Participants, net of repayments        (92,232)        (66,686)        611,274           -
          Net change during period                          (372,261)        (95,479)        611,274         (4,952,687)

PARTICIPANTS' EQUITY
     end of year                                          $2,971,752      $1,827,081      $2,865,296        $27,360,620


UNITS OF PARTICIPATION
     December 31, 1994 (including units to be
          distributed to Participants)
     Number of units                                                       1,820,544       2,865,296
     Number of shares (Notes 3 and 8)                        301,353                                          1,159,178
     Value per unit, at market                                                 $1.00           $1.00
     Market price per share
          (New York Stock Exchange - Composite)                $9.83                                             $23.50


NUMBER OF EMPLOYEES PARTICIPATING
     December 31, 1994                                           388             292             328              1,513

The accompanying notes are an integral part of this statement.

          THE CINCINNATI GAS & ELECTRIC COMPANY
        DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY WITH FUND INFORMATION
           FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                         Participant Directed

                                                                                           Fidelity        Fidelity
                                                                            Company        Magellan      Equity-Income
                                                            Total         Stock Fund         Fund*           Fund
PARTICIPANTS' EQUITY
     beginning of year                                   $104,932,588     $53,612,392      $1,750,920     $16,102,903

CHANGES DURING PERIOD

     Assets transferred between plans (Note 2)              3,296,904       2,170,368          44,896         185,725
     Contributions (Note 5)                                 6,913,365       2,820,672         697,717       1,221,653
     Dividend Income                                        6,424,023       3,680,134          39,966         610,901
     Interest Income                                            8,706           3,242           1,110           2,103
     Distributions to Participants                         (6,621,463)     (3,894,910)        (18,950)       (831,769)
     Net realized and unrealized appreciation/
          (depreciation) in market value of investments    12,066,330       5,656,431         526,542       2,657,418
     Investment Transfers (Note 3)                            -               499,374       1,742,590      (1,437,875)
     Loans granted to Participants, net of repayments         -              (454,097)          6,054        (208,959)
          Net change during period                         22,087,865      10,481,214       3,039,925       2,199,197

PARTICIPANTS' EQUITY
     end of year                                         $127,020,453     $64,093,606      $4,790,845     $18,302,100


UNITS OF PARTICIPATION
     December 31, 1993 (including units to be
          distributed to Participants)
     Number of units
     Number of shares (Notes 3 and 8)                                       2,316,378          66,091         536,379
     Value per unit, at market
     Market price per share
          (New York Stock Exchange - Composite)                                $27.50          $70.85          $33.84


NUMBER OF EMPLOYEES PARTICIPATING
     December 31, 1993                                                          1,453             432             869

The accompanying notes are an integral part of this statement.

          THE CINCINNATI GAS & ELECTRIC COMPANY
        DEFERRED COMPENSATION AND INVESTMENT PLAN
STATEMENT OF CHANGES IN PARTICIPANTS' EQUITY WITH FUND INFORMATION
           FOR THE YEAR ENDED DECEMBER 31, 1993
                      (continued)

                                                                                                        Non-Participant
                                                                    Participant Directed                    Directed

                                                          Fidelity          Money                           Company
                                                        Intermediate       Market           Loan             Stock
                                                          Bond Fund         Fund            Fund              Fund
PARTICIPANTS' EQUITY
     beginning of year                                    $3,095,050      $2,468,005      $1,516,281        $26,387,037

CHANGES DURING PERIOD

     Assets transferred between plans (Note 2)                10,572          49,819          -                 835,524
     Contributions (Note 5)                                  303,704         189,592          -               1,680,027
     Dividend Income                                         204,671          64,863          -               1,823,488
     Interest Income                                             503          -               -                   1,748
     Distributions to Participants                          (225,670)       (142,813)         -              (1,507,351)
     Net realized and unrealized appreciation/
          (depreciation) in market value of investments      133,105          -               -               3,092,834
     Investment Transfers (Note 3)                          (134,036)       (670,053)         -                -
     Loans granted to Participants, net of repayments        (43,886)        (36,853)        737,741           -
          Net change during period                           248,963        (545,445)        737,741          5,926,270

PARTICIPANTS' EQUITY
     end of year                                          $3,344,013      $1,922,560      $2,254,022        $32,313,307


UNITS OF PARTICIPATION
     December 31, 1993 (including units to be
          distributed to Participants)
     Number of units                                                       2,495,540       2,254,022
     Number of shares (Notes 3 and 8)                        306,778                                          1,167,460
     Value per unit, at market                                                 $1.00           $1.00
     Market price per share
          (New York Stock Exchange - Composite)               $10.78                                             $27.50


NUMBER OF EMPLOYEES PARTICIPATING
     December 31, 1993                                           414             301             280              1,453

The accompanying notes are an integral part of this statement.

                       THE CINCINNATI GAS & ELECTRIC COMPANY
                     DEFERRED COMPENSATION AND INVESTMENT PLAN

                           NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31, 1994 and 1993



(1) Description of The Cincinnati Gas & Electric Company Deferred Compensation and Investment Plan (DCIP or the Plan) - The following is a brief description of the Plan. Reference is made to the Plan and the related Trust Agreement, including the defined terms, for complete information.

  All Executive, Supervisory, Administrative, and Professional Employees of The Cincinnati Gas & Electric Company (CG&E), The Union Light, Heat and Power Company (ULH&P), and Lawrenceburg Gas Company (LG) are eligible to participate in the Plan upon completion of one year of service. Under the Plan, participants may defer, pursuant to Section 401(k) of the Internal Revenue Code
(Code), up to 15% of base pay with a maximum of $9,240 for the year 1994. In addition, a Participant may make optional contributions to the Plan which, when combined with salary deferrals, may not exceed 15% of base pay. Salary deferrals and optional contributions may be further limited for certain highly compensated Employees by the requirements of Code Sections 401(k), 401(m), and
415. The salary deferrals and optional contributions are invested by the Trustee, as directed by each Participant, in one or more investment funds, including a CINergy Common Stock Fund. The Participant's Employer makes a matching contribution of 55% (50% prior to July 1, 1994) of the amount, not exceeding 5% of base pay, contributed by each Participant. All Employer Matching Contributions must be invested by the Trustee in the CINergy Common Stock Fund. Participants are immediately vested in their salary deferrals and optional contributions. Participants are vested in the employer matching contributions after five years of vesting service, or upon death or disability.


  Participants are generally eligible to receive distributions of vested assets from the Plan upon termination of employment (including retirement), death or disability. Distributions are paid in a lump sum for vested benefits of $3,500 or less. Distributions are paid in a lump sum or five annual installments (at the election of the participant) for vested benefits greater than $3,500. Active participants are also eligible to apply to the Plan administrator for "hardship" withdrawals from their salary-deferral and optional contribution accounts in accordance with Plan provisions.

  Subject to certain limitations, Employees may apply for loans from their salary-deferral account balances. Such loans are reflected in the Loan Fund in the accompanying financial statements. Loans bear interest at the prime rate of the trustee plus 1/2%, and are repaid within five years through regular payroll deductions.

  The Plan is administered by the Deferred Compensation and Investment Plan Committee and trusteed by PNC Bank, Ohio, N.A. Generally, administrative expenses of the Plan are paid by the Employer and are not included in the accompanying financial statements.

  The Plan is generally subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In particular, the Plan is subject to the reporting, disclosure, participation, vesting, fiduciary responsibility, administration, and enforcement provisions of Title I and the termination and liability provisions of Title IV of ERISA.

  The funding provisions of Title I and the provisions relating to the Pension Benefit Guaranty Corporation of Title IV are not applicable to this type of defined contribution plan.

  CG&E expects to continue the Plan indefinitely, but its Board of Directors reserves the right to amend or terminate the Plan at any time. No amendment shall reduce retroactively the rights of Participants or permit the return to the Employer of any part of the Common Stock or other securities, obligations, deposits or cash held by the Trustee, or permit their use or diversion for any purpose other than the exclusive benefit of the Participants or their Beneficiaries. Forfeitures of participants' non-vested account balances are used to reduce CG&E's matching contributions in accordance with Plan provisions.

(2) Significant Accounting Policies - Investments are stated at market value as determined by the Trustee by reference to published market data at December 31, 1994 and 1993. The market value of the Plan's investments are subject to
price fluctuations in the applicable investment markets.   Unrealized valuation
gains and losses are reflected in the Statement of Changes in Participants' Equity. The statements are prepared on the accrual basis of accounting.

  Transfers of assets between the CG&E Savings Incentive Plan (SIP) and DCIP occur as a result of changes in Employee status between the Weekly and Hourly Paid classification and the Executive, Supervisory, Administrative and Professional classification.

(3) Investments - All contributions are paid to the Trustee under the Plan. A participant may elect or change investment funds and/or the percentages in which contributions will be allocated once each quarter.

  All Employer Matching Contributions are invested in the CINergy Common Stock Fund. Participant Contributions and Employer Matching Contributions are made each pay period and immediately invested in the designated fund.

  See Note (8) for the discussion of the conversion of CG&E common stock held by the Plan to CINergy Corp. common stock pursuant to CG&E's merger with PSI Resources, Inc.

(4) Federal Income Tax Status - The Plan obtained its most recent determination letter in January 1995, in which the Internal Revenue Service
(IRS) stated that the Plan, as designed, was in compliance with the applicable requirements of the Internal Revenue Code. The determination letter covers the amendments made to the Plan for purposes of complying with the requirements of the Tax Reform Act of 1986. Participating employees are not subject to tax on Plan income or amounts contributed by the employer until such time as such amounts are distributed to them.

(5) Contributions - Contributions made by Participants and amounts contributed by each Employer during the years ended December 31, 1994 and 1993 are as follows:

                                 1994                          1993
                   Participants'    Employers'    Participants'    Employers'
                   Contributions   Contributions  Contributions   Contributions

CG&E                 $384,244       $7,099,436        $332,084      $6,306,212
ULH&P and LG             -             297,847           3,591         271,478

   Total             $384,244       $7,397,283        $335,675      $6,577,690


  Participant contributions include optional contributions, while employer contributions include salary deferrals and employer matching contributions.

(6) Participant Withdrawals - Distributions which had been requested by Participants and approved but not yet paid as of December 31, 1994 and 1993 are as follows:

                                                  1994    1993

           CINergy Common Stock Fund         $1,046,902  $231,679
           Fidelity Magellan Fund                79,527      -
           Fidelity Equity-Income Fund          274,437      -
           Fidelity Intermediate Bond Fund       80,866      -
           Money Market Fund                     41,357      -
           Cash                                   9,964      -

               Total                         $1,533,053  $231,679

    These amounts are classified in the accompanying Statements of Financial Condition as of December 31, 1994 and 1993 as a component of Participants' Equity.

(7) Voluntary Early Retirement Program - During 1994, CG&E & its subsidiaries approved a Voluntary Early Retirement Program (the Program). Distributions to Participants in the Statement of Changes in Participants' Equity for the year ended December 31, 1994 includes approximately $10,809,000 in distributions to Participants who elected to retire under the Program.

(8) Merger - On October 24, 1994, PSI Resources, Inc. (Resources) was merged with CINergy Corp. (CINergy), and a subsidiary of CINergy was merged with CG&E. Each outstanding share of CG&E common stock held by the Plan at October 24, 1994 was exchanged for one share of CINergy common stock.

                      Report of Independent Public Accountants



To The Deferred Compensation and Investment Plan Committee of
The Cincinnati Gas & Electric Company:

      We have audited the accompanying statements of financial condition of THE CINCINNATI GAS & ELECTRIC COMPANY DEFERRED COMPENSATION AND INVESTMENT PLAN (the Plan) as of December 31, 1994 and 1993, and the related statements of
changes in participants' equity for the years then ended.   These financial
statements are the responsibility of the Deferred Compensation and Investment Plan Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December
31, 1994 and 1993, and the changes in participants' equity for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules (Exhibits I and II) are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of financial condition and the statements of changes in participants' equity is presented for purposes of additional analysis rather than to present the financial condition and changes in participants' equity of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                        ARTHUR ANDERSEN  LLP

Cincinnati, Ohio,
June 16, 1995

                                                              EXHIBIT I

                    The Cincinnti Gas & Electric Company
                  Deferred Compensation and Investment Plan

                          Sponsor EIN:  31-0240030

                       Administrator EIN:  31-1070386

                              Plan Number:  004

                  Part I, Schedule G (Form 5500, Item 27a)

    Schedule of Assets Held for Investment Purposes at December 31, 1994
    --------------------------------------------------------------------

(a)  (b)                   (c)                 (d)             (e)

                           Description of
                           investment
                           including maturity
                           date, rate of
     Identity of issue,    interest,
     borrower, lessor,     collateral, par or                  Current
     or similar party      maturity value      Cost            value
- ---  ------------------    ------------------  ----            -------

*    CINergy Common        3,493,066 shares;   $61,279,613     $82,087,051
     Stock Fund            $0.01 par value;
                           $23.50 market
                           price per share
                           @ 12/31/94

     Fidelity Magellan     Mutual fund,          7,015,139       6,566,321
     Fund                  primarily common
                           stock; 98,298
                           shares; $66.80 net
                           asset value
                           @ 12/31/94

     Fidelity              Mutual fund,         17,747,684      16,644,016
     Equity-Income Fund    primarily equity
                           securities; 542,150
                           shares;  $30.70
                           net asset value
                           @ 12/31/94

     Fidelity              Mutual fund,          3,162,207       2,962,298
     Intermediate          primarily
     Bond Fund             fixed-income
                           obligations;
                           301,353 shares;
                           $9.83 net asset
                           value @ 12/31/94

**   PNC Money Market      Mutual fund, money    1,820,544       1,820,544
     Fund                  market instruments;
                           1,820,544 units;
                           $1.00 net asset
                           value @ 12/31/94

     Participant loans     7% - 9 1/2%              0            2,865,296


* The Cincinnati Gas & Electric Company, as employer having employees covered by the plan, is a party-in-interest.

**  PNC, as Trustee, is a party-in-interest.

                                                            Exhibit II


                    The Cincinnati Gas & Electric Company
                  Deferred Compensation and Investment Plan

                          Sponsor EIN:  31-0240030

                       Administrator EIN:  31-1070386

                              Plan Number:  004


                  Part V, Schedule G (Form 5500, Item 27d)

                    Schedule of Reportable Transactions
                    For the Year Ended December 31, 1994
                    ------------------------------------




                 Total      Total     Total Dollar  Total Dollar
Identity of      Number of  Number    Value of      Value of      Net Loss
Securities       Purchases  of Sales  Purchases     Sales         on Sales
- -----------      ---------  --------  ------------  ------------  --------

CINergy Corp.
 Common Stock
 Fund                32        96     $13,346,380    $13,650,053 $2,992,028

Fidelity Equity
 Income Fund         76        83       3,506,013      3,462,911     49,102

PNC Money Market
 Fund                64        60      10,006,466      4,722,677      -

                                                         Exhibit 23





                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 16, 1995 included in this Annual Report on Form 11-K for the year ended December 31, 1994 of The Cincinnati Gas & Electric Company Deferred Compensation and Investment Plan, into its previously filed Registration Statement No. 33-55291.







                                        ARTHUR ANDERSEN LLP




Cincinnati, Ohio,
June 16, 1995